Exhibit 99

6363 Main Street/Williamsville, NY 14221

Release Date:	Immediate April 29, 2026	Natalie M. Fischer Investor Relations 716-857-7315	Timothy J. Silverstein Chief Financial Officer 716-857-6987

NATIONAL FUEL REPORTS SECOND QUARTER FISCAL 2026 EARNINGS

WILLIAMSVILLE, N.Y. National Fuel Gas Company (“National Fuel” or the “Company”) (NYSE:NFG) today announced consolidated results for the second quarter of its 2026 fiscal year.

SECOND QUARTER FISCAL 2026 SUMMARY
•GAAP earnings of $247.7 million, or earnings per share (EPS) of $2.59, compared to GAAP earnings of $216.4 million, or $2.37 per share, in the prior year.
•Adjusted EPS of $2.71, an increase of 13% from the prior year. See non-GAAP reconciliation on page 2.
•Net cash provided by operating activities of $657 million, with free cash flow of $160 million (as defined on page 22) through the second quarter year-to-date, a $111 million increase from the prior year.
•Integrated Upstream and Gathering segment adjusted EPS of $1.67, an increase of 21% compared to the prior year, driven by a 17% increase in natural gas price realizations.
•Utility segment net income of $65 million, an increase of 3% compared to the prior year, as continued investments in system modernization programs in New York and Pennsylvania supported an increase in revenue.
•Supply Corporation entered into a precedent agreement to provide 94,000 dekatherms per day of incremental capacity in connection with its new Line N System Upgrade Project in southwest Pennsylvania, targeted for completion in late 2028.
•Commenced construction on both the Tioga Pathway and Shippingport Lateral expansion projects, which remain on track for a late calendar year 2026 in-service date.
•The Company is revising its fiscal 2026 adjusted EPS guidance range of $7.45 to $7.75 per share, or $7.60 per share at the midpoint.

MANAGEMENT COMMENTS

David P. Bauer, President and Chief Executive Officer of National Fuel Gas Company, stated: “National Fuel had a solid second quarter, with adjusted EPS increasing 13% over the prior year. Operationally, our resilient natural gas system and dedicated workforce performed extremely well during the severe weather of Winter Storm Fern, delivering the safe and reliable production, transmission, storage, and distribution services that customers across our businesses expect.

“Looking forward, we’ve taken meaningful steps to position National Fuel for the next phase of our long-term growth strategy. In our regulated Pipeline and Storage business, our two major expansion projects are expected to be in-service late this calendar year, and we’ve signed an agreement for another expansion on our Line N system. At the Utility, our Ohio acquisition is on track to close in the calendar fourth quarter. Lastly, in our Integrated Upstream and Gathering business, we have decades of high-quality Appalachian inventory and a great track record of improving capital efficiency. With our ongoing testing to optimize well designs across our development footprint and our focus on continuously improving our integrated development plans, we expect to see further benefits in the future.

“With these positive catalysts across our operations, including line of sight to earnings growth at our regulated businesses and increasing free cash flow generation at our non-regulated businesses, National Fuel is well positioned to deliver long-term value to shareholders.”

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RECONCILIATION OF GAAP EARNINGS TO ADJUSTED EARNINGS

	Three Months Ended March 31,
	(Thousands)		(Per Share)
	2026	2025	2026	2025
Reported GAAP Earnings	$247,668	$216,358	$2.59	$2.37
Items impacting comparability:
Costs related to the pending Ohio gas utility acquisition	2,499	—	0.03	—
Tax impact of costs related to the pending Ohio acquisition	(579)	—	(0.01)	—
Impact of equity issuance related to pending Ohio acquisition, net of interest benefits	(3,422)	—	0.09	—
Tax impact of net interest benefit from equity issuance	793	—	0.01	—
Other/rounding (refer to Segment results for details)	274	1,975	—	0.02
Adjusted Earnings	$247,233	$218,333	$2.71	$2.39

FISCAL 2026 GUIDANCE UPDATE

National Fuel is revising its adjusted EPS guidance for fiscal 2026, which is now expected to be within a range of $7.45 to $7.75, or $7.60 at the midpoint. This updated range incorporates second quarter results as well as modest changes to certain assumptions for the remainder of the fiscal year, primarily related to natural gas prices. The Company is now assuming the NYMEX natural gas price will average $3.00 per MMBtu for the remaining six months of fiscal 2026 (a decrease of $0.75 from previous guidance), which approximates the current NYMEX forward curve at this time.

Integrated Upstream and Gathering fiscal 2026 production is now expected to be 425 to 440 Bcf, a moderate decrease from our prior guidance. This decrease reflects the weather impacts during the period around Winter Storm Ferm, which primarily delayed flowback and completion timing. In addition, there were modest production impacts from a six-well pad in Tioga County where tests of a new Gen 4 Lower Utica well design and a new Upper Utica performed as expected, however, older generation Lower Utica wells underperformed projections. While these factors are expected to impact the fiscal year, they do not change the long-term production growth outlook, which we still expect will be in the mid-single digits over the next few years. This guidance range also does not incorporate any price-related curtailments over the remainder of the fiscal year. Capital expenditure guidance remains unchanged; however, higher oil and diesel prices related to the Iranian conflict and increased land activity represent potential headwinds that could result in capital trending toward the higher end of the range.

The acquisition of CenterPoint Energy's Ohio natural gas utility business is expected to close in the fourth quarter of calendar 2026, as previously planned. As a result, this is not expected to impact fiscal 2026 guidance, which also excludes any financing or acquisition-related costs.

The Company’s other fiscal 2026 guidance assumptions remain largely unchanged and are detailed in the table on page 6.

DISCUSSION OF SECOND QUARTER RESULTS BY SEGMENT

The following earnings discussion of each operating segment for the quarter ended March 31, 2026 is summarized in a tabular form on pages 7 and 8 of this report (earnings drivers for the six months ended March 31, 2026 are summarized on pages 9 and 10).

Note that management defines adjusted earnings as reported GAAP earnings adjusted for items impacting comparability, and adjusted EBITDA as reported GAAP earnings before the following items: interest expense, income taxes, depreciation, depletion and amortization, other income and deductions, impairments, and other items reflected in operating income that impact comparability.

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Integrated Upstream and Gathering Segment

The Integrated Upstream and Gathering segment's exploration and production operations are carried out by Seneca Resources Company, LLC (“Seneca”) and its gathering operations are carried out by the operating subsidiaries of National Fuel Gas Midstream Company, LLC ("Gathering"). Seneca explores for, develops, and produces primarily natural gas reserves in Pennsylvania. Gathering constructs, owns and operates natural gas gathering pipelines and compression facilities in the Appalachian region, which primarily delivers Seneca's production and, to a lesser extent, third-party Appalachian production to various interstate pipelines.

	Three Months Ended
	March 31,
(in thousands)	2026	2025	Variance
GAAP Earnings	$152,030	$124,170	$27,860
Premiums paid on early redemption of debt	—	2,385	(2,385)
Tax impact of premiums paid on early redemption of debt	—	(642)	642
Unrealized (gain) loss on derivative asset (2022 CA asset sale)	—	335	(335)
Tax impact of unrealized (gain) loss on derivative asset	—	(90)	90
Adjusted Earnings	$152,030	$126,158	$25,872

Adjusted EBITDA	$302,439	$267,098	$35,341

The Integrated Upstream and Gathering segment's second quarter GAAP earnings increased $27.9 million versus the prior year. Excluding items impacting comparability, adjusted earnings increased $25.9 million from the prior year, primarily due to higher realized natural gas prices, partially offset by modestly lower production volumes and additional third-party gathering expenses.

Seneca’s weighted average realized natural gas price, after the impact of hedging and transportation costs, was $3.45 per Mcf, an increase of $0.51 per Mcf, or 17%, from the prior year due to higher NYMEX prices.

During the second quarter, Seneca produced 102.0 Bcf of natural gas, a decrease of 3.5 Bcf, or 3%, from the prior year. During the quarter, production was lower than the prior year due to weather-driven completion delays and typical natural gas production declines on producing wells.

	Three Months Ended
	March 31,
(Cost per Mcf)	2026	2025		Variance
Upstream General and Administrative Expense (“G&A”)	$0.18	$0.18		$—
Lease Operating Expense (“LOE”)	$0.17	$0.12		$0.05
Adjusted Gathering Operation and Maintenance Expense ("O&M")	$0.14	$0.12	(1)	$0.02
Taxes and Other	$0.07	$0.07		$—
Adjusted Total Cash Operating Costs	$0.56	$0.49	(1)	$0.07
Depreciation, Depletion and Amortization Expense (“DD&A”)	$0.79	$0.72		$0.07
Adjusted Total Operating Costs	$1.35	$1.21	(1)	$0.14

(1)Adjusted Gathering O&M Expense of $0.12 per Mcf for the quarter ended March 31, 2025 excludes a $0.03 per Mcf reduction to Gathering O&M Expense attributed to a change in segment reporting, which is fully offset in operating revenue.

On a per unit basis, second quarter adjusted total operating costs were $0.14 higher compared to the prior year, primarily due to higher per unit LOE and DD&A expense. The increase in per unit LOE compared to the prior year was largely driven by additional third-party gathering expenses due to new production brought online during the quarter, as well as modestly higher costs related to winter weather conditions. The increase in DD&A expense was largely driven by the impact of ceiling test impairments Seneca recorded in fiscal 2025 that artificially lowered the per unit DD&A rate in the prior year.

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Pipeline and Storage Segment

The Pipeline and Storage segment’s operations are carried out by National Fuel Gas Supply Corporation (“Supply Corporation”) and Empire Pipeline, Inc. (“Empire”). The Pipeline and Storage segment provides natural gas transportation and storage services to affiliated and non-affiliated companies through an integrated system of pipelines and underground natural gas storage fields in western New York and Pennsylvania.

	Three Months Ended
	March 31,
(in thousands)	2026	2025	Variance
GAAP Earnings	$31,606	$31,707	$(101)

Adjusted EBITDA	$71,963	$70,169	$1,794

The Pipeline and Storage segment’s second quarter GAAP earnings were in line with the prior year as an increase in operating revenues was offset by higher expenses, the majority of which was higher DD&A as a result of a higher average depreciable plant in service compared to the prior year.

Utility Segment

The Utility segment operations are carried out by National Fuel Gas Distribution Corporation (“Distribution Corporation”), which sells or transports natural gas to customers located in western New York and northwestern Pennsylvania.

	Three Months Ended
	March 31,
(in thousands)	2026	2025	Variance
GAAP Earnings	$65,349	$63,544	$1,805

Adjusted EBITDA	$99,763	$95,270	$4,493

The Utility segment’s second quarter GAAP earnings increased $1.8 million, or 3%, primarily as a result of higher customer margin (operating revenue less purchased gas sold) of $9.1 million. The biggest contributors to increased customer margin were the implementation of year two of the Utility’s three-year rate agreement in New York and revenue from the Utility’s Distribution System Improvement Charge in Pennsylvania. Partially offsetting this was an increase in O&M expense driven by higher employee-related costs (which were largely the result of new collective bargaining agreements) and an increase in uncollectible expense, as well as higher DD&A expense due to a larger average depreciable plant in service compared to the prior year.

Corporate and All Other

The Company’s operations that are included in Corporate and All Other generated a combined net loss of $1.3 million in the second quarter, largely due to transaction and financing costs related to the pending Ohio gas utility acquisition.

EARNINGS TELECONFERENCE

A conference call to discuss the results will be held on Thursday, April 30, 2026, at 9 a.m. ET. All participants must pre-register to join this conference using the Participant Registration link. A webcast link to the conference call is provided under the Events Calendar on the NFG Investor Relations website at investor.nationalfuelgas.com, and a replay of the webcast will be available on the website following the call.

National Fuel is an integrated energy company reporting financial results for three operating segments: Integrated Upstream and Gathering, Pipeline and Storage, and Utility. Additional information about National Fuel is available at www.nationalfuel.com.

Analyst Contact:	Natalie M. Fischer	716-857-7315
Media Contact:	Karen L. Merkel	716-857-7654

Certain statements contained herein, including statements identified by the use of the words “anticipates,” “estimates,” “expects,” “forecasts,” “intends,” “plans,” “predicts,” “projects,” “believes,” “seeks,” “will,” “may” and similar expressions, and statements which are other than statements of historical facts, are “forward-looking statements” as defined by the Private Securities Litigation Reform Act of 1995. Forward-looking statements involve risks and uncertainties, which could cause actual
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results or outcomes to differ materially from those expressed in the forward-looking statements. The Company’s expectations, beliefs and projections contained herein are expressed in good faith and are believed to have a reasonable basis, but there can be no assurance that such expectations, beliefs or projections will result or be achieved or accomplished. In addition to other factors, the following are important factors that could cause actual results to differ materially from those discussed in the forward-looking statements: changes in laws, regulations or judicial interpretations to which the Company is subject, including those involving derivatives, taxes, safety, employment, climate change, other environmental matters, real property, and exploration and production activities such as hydraulic fracturing; governmental/regulatory actions, initiatives and proceedings, including those involving rate cases (which address, among other things, target rates of return, rate design, retained natural gas and system modernization), environmental/safety requirements, affiliate relationships, industry structure, and franchise renewal; changes in economic conditions, including the imposition of additional tariffs on U.S. imports and related retaliatory tariffs, inflationary pressures, supply chain issues, liquidity challenges, and global, national or regional recessions, and their effect on the demand for, and customers’ ability to pay for, the Company’s products and services; the Company’s ability to complete strategic transactions, such as the pending transaction with CenterPoint Energy Resources Corp., including receipt of required regulatory clearances and satisfaction of other conditions to closing, and to recognize the anticipated benefits of such transactions; governmental/regulatory actions and/or market pressures to reduce or eliminate reliance on natural gas; the Company’s ability to estimate accurately the time and resources necessary to meet emissions targets; changes in the price of natural gas; impairments under the SEC’s full cost ceiling test for natural gas reserves; the creditworthiness or performance of the Company’s key suppliers, customers and counterparties; financial and economic conditions, including the availability of credit, and occurrences affecting the Company’s ability to obtain financing on acceptable terms for working capital, capital expenditures, other investments, and acquisitions, including any downgrades in the Company’s credit ratings and changes in interest rates and other capital market conditions; negotiations with the collective bargaining units representing the Company’s workforce, including potential work stoppages during negotiations; changes in price differentials between similar quantities of natural gas sold at different geographic locations, and the effect of such changes on commodity production, revenues and demand for pipeline transportation capacity to or from such locations; the impact of information technology disruptions, cybersecurity or data security breaches, including the impact of issues that may arise from the use of artificial intelligence technologies; factors affecting the Company’s ability to successfully identify, drill for and produce economically viable natural gas reserves, including among others geology, lease availability and costs, title disputes, weather conditions, water availability and disposal or recycling opportunities of used water, shortages, delays or unavailability of equipment and services required in drilling operations, insufficient gathering, processing and transportation capacity, the need to obtain governmental approvals and permits, and compliance with environmental laws and regulations; increased costs or delays or changes in plans with respect to Company projects or related projects of other companies, as well as difficulties or delays in obtaining necessary governmental approvals, permits or orders or in obtaining the cooperation of interconnecting facility operators; increasing health care costs and the resulting effect on health insurance premiums and on the obligation to provide other post-retirement benefits; other changes in price differentials between similar quantities of natural gas having different quality, heating value, hydrocarbon mix or delivery date; the cost and effects of legal and administrative claims against the Company or activist shareholder campaigns to effect changes at the Company; uncertainty of natural gas reserve estimates; significant differences between the Company’s projected and actual production levels for natural gas; changes in demographic patterns and weather conditions (including those related to climate change); changes in the availability, price or accounting treatment of derivative financial instruments; changes in laws, actuarial assumptions, the interest rate environment and the return on plan/trust assets related to the Company’s pension and other post-retirement benefits, which can affect future funding obligations and costs and plan liabilities; economic disruptions or uninsured losses resulting from major accidents, fires, severe weather, natural disasters, terrorist activities or acts of war, as well as economic and operational disruptions due to third-party outages; significant differences between the Company’s projected and actual capital expenditures and operating expenses; or increasing costs of insurance, changes in coverage and the ability to obtain insurance. The Company disclaims any obligation to update any forward-looking statements to reflect events or circumstances after the date thereof.

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NATIONAL FUEL GAS COMPANY
AND SUBSIDIARIES

GUIDANCE SUMMARY

As discussed on page 2, the Company is revising its adjusted earnings per share guidance for fiscal 2026. Additional details on the Company's forecast assumptions and business segment guidance are outlined in the table below. The acquisition of CenterPoint Energy's Ohio natural gas utility business still is expected to close in the fourth quarter of calendar 2026, as previously planned. As a result, this is not expected to impact fiscal 2026 guidance, which also excludes any financing or acquisition-related costs. Fiscal 2026 adjusted earnings per share guidance also excludes after-tax financing and acquisition related costs during the six months ended March 31, 2026, which reduced earnings by $0.18 per share, and expected financing and acquisition related costs during the six months ending September 30, 2026.

The revised adjusted earnings per share guidance range also excludes certain items that impacted the comparability of adjusted operating results during the six months ended March 31, 2026, including after-tax unrealized losses on other investments, which reduced earnings by $0.01 per share. While the Company expects to record certain adjustments to unrealized gain or loss on investments during the remaining six months ending September 30, 2026, the amounts of these and other potential adjustments are not reasonably determinable at this time. As such, the Company is unable to provide earnings guidance other than on a non-GAAP basis.

	Previous FY 2026 Guidance	Updated FY 2026 Guidance

Consolidated Adjusted Earnings per Share	$7.60 - $8.10	$7.45 - $7.75
Consolidated Effective Tax Rate	~ 25.5%	~ 25.5%

Capital Expenditures (Millions)
Integrated Upstream and Gathering	$560 - $610	$560 - $610
Pipeline and Storage	$210 - $250	$210 - $250
Utility	$185 - $205	$185 - $205
Consolidated Capital Expenditures	$955 - $1,065	$955 - $1,065

Integrated Upstream & Gathering Segment Guidance

Commodity Price Assumptions	(price for remaining nine months)	(price for remaining six months)
NYMEX natural gas price (per MMBtu)	$3.75	$3.00
Appalachian basin spot price (per MMBtu)	$2.85	$2.20

Production (Bcf)	440 to 455	425 to 440

Integrated Operating Costs ($/Mcf)
Upstream General and Administrative Expense	~$0.18	~$0.18
Lease Operating Expense	$0.17 - $0.18	$0.16 - $0.17
Gathering Operation and Maintenance Expense	~$0.11	~$0.12
Depreciation, Depletion and Amortization	$0.76 - $0.81	$0.76 - $0.81

Pipeline and Storage Segment Revenues (Millions)	$415 - $430	$420 - $435

Utility Segment Guidance (Millions)
Customer Margin(1)	$470 - $490	$470 - $490
O&M Expense	$250 – $260	$250 – $260
Non-Service Pension & OPEB Income	$23 - $27	$23 - $27

(1) Customer Margin is defined as Operating Revenues less Purchased Gas Expense.

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NATIONAL FUEL GAS COMPANY
RECONCILIATION OF CURRENT AND PRIOR YEAR GAAP EARNINGS
QUARTER ENDED MARCH 31, 2026
(Unaudited)

	Integrated
	Upstream	Pipeline &		Corporate /
(Thousands of Dollars)	& Gathering	Storage	Utility	All Other	Consolidated(1)

Second quarter 2025 GAAP earnings	$124,170	$31,707	$63,544	$(3,063)	$216,358
Items impacting comparability:
Premiums paid on early redemption of debt	2,385				2,385
Tax impact of premiums paid on early redemption of debt	(642)				(642)
Unrealized (gain) loss on derivative asset	335				335
Tax impact of unrealized (gain) loss on derivative asset	(90)				(90)
Unrealized (gain) loss on other investments				(17)	(17)
Tax impact of unrealized (gain) loss on other investments				4	4
Second quarter 2025 adjusted earnings	126,158	31,707	63,544	(3,076)	218,333
Drivers of adjusted earnings(2)
Integrated Upstream and Gathering Revenues
Higher (lower) natural gas production	(8,162)				(8,162)
Higher (lower) realized natural gas prices, after hedging	40,515				40,515
Higher (lower) other operating revenues	2,560				2,560
Pipeline and Storage Revenues
Higher (lower) operating revenues		1,493			1,493
Utility Margins(3)
Impact of usage and weather			(1,172)		(1,172)
Impact of new rates in New York			3,128		3,128
Regulatory revenue adjustments			3,562		3,562
Higher (lower) other operating revenues			891		891
Operating Expenses
Lower (higher) lease operating expenses	(3,846)				(3,846)
Lower (higher) operating expenses	(3,210)	(419)	(2,911)	(1,014)	(7,554)
Lower (higher) depreciation / depletion	(4,023)	(1,117)	(1,158)		(6,298)
Other Income (Expense)
Higher (lower) other income		(525)		1,599	1,074
(Higher) lower interest expense	4,209			564	4,773
Income Taxes
Lower (higher) income tax expense / effective tax rate	(2,023)	187	(665)	168	(2,333)

All other / rounding	(148)	280	130	7	269
Second quarter 2026 adjusted earnings	152,030	31,606	65,349	(1,752)	247,233
Items impacting comparability:
Costs related to the pending Ohio gas utility acquisition				(2,499)	(2,499)
Tax impact of costs related to the pending Ohio gas utility acquisition				579	579
Net interest benefit from equity issuance				3,422	3,422
Tax impact of net interest benefit from equity issuance				(793)	(793)
Unrealized gain (loss) on other investments				(347)	(347)
Tax impact of unrealized gain (loss) on other investments				73	73
Second quarter 2026 GAAP earnings	$152,030	$31,606	$65,349	$(1,317)	$247,668

(1) Amounts do not reflect intercompany eliminations.
(2) Drivers of adjusted earnings have been calculated using the 21% federal statutory rate.
(3) Downstream margin defined as operating revenues less purchased gas expense.

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NATIONAL FUEL GAS COMPANY
RECONCILIATION OF CURRENT AND PRIOR YEAR GAAP EARNINGS PER SHARE
QUARTER ENDED MARCH 31, 2026
(Unaudited)

	Integrated
	Upstream	Pipeline &		Corporate /
	& Gathering	Storage	Utility	All Other	Consolidated(1)

Second quarter 2025 GAAP earnings per share	$1.36	$0.35	$0.70	$(0.04)	$2.37
Items impacting comparability:
Premiums paid on early redemption of debt, net of tax	0.02				0.02
Unrealized (gain) loss on derivative asset, net of tax	—				—
Unrealized (gain) loss on other investments, net of tax				—	—
Second quarter 2025 adjusted earnings per share	1.38	0.35	0.70	(0.04)	2.39
Drivers of adjusted earnings(2)(4)
Integrated Upstream and Gathering Revenues
Higher (lower) natural gas production	(0.09)				(0.09)
Higher (lower) realized natural gas prices, after hedging	0.44				0.44
Higher (lower) other operating revenues	0.03				0.03
Pipeline and Storage Revenues
Higher (lower) operating revenues		0.02			0.02
Utility Margins(3)
Impact of usage and weather			(0.01)		(0.01)
Impact of new rates in New York			0.03		0.03
Regulatory revenue adjustments			0.04		0.04
Higher (lower) other operating revenues			0.01		0.01
Operating Expenses
Lower (higher) lease operating expenses	(0.04)				(0.04)
Lower (higher) operating expenses	(0.04)	—	(0.03)	(0.01)	(0.08)
Lower (higher) depreciation / depletion	(0.04)	(0.01)	(0.01)		(0.06)
Other Income (Expense)
Higher (lower) other income		(0.01)		0.02	0.01
(Higher) lower interest expense	0.05			0.01	0.06
Income Taxes
Lower (higher) income tax expense / effective tax rate	(0.02)	—	(0.01)	—	(0.03)

All other / rounding	—	—	(0.01)	—	(0.01)
Second quarter 2026 adjusted earnings per share(4)	1.67	0.35	0.71	(0.02)	2.71
Items impacting comparability(4):
Costs related to the pending Ohio gas utility acquisition, net of tax				(0.02)	(0.02)
Impact of equity issuance related to pending acquisition, net of interest benefits	(0.08)	(0.02)	(0.03)	0.03	(0.10)
Unrealized gain (loss) on other investments, net of tax				—	—
Second quarter 2026 GAAP earnings per share	$1.59	$0.33	$0.68	$(0.01)	$2.59

(1) Amounts do not reflect intercompany eliminations.
(2) Drivers of adjusted earnings have been calculated using the 21% federal statutory rate.
(3) Downstream margin defined as operating revenues less purchased gas expense.
(4) As a result of the equity issuance, drivers of adjusted earnings, second quarter 2026 adjusted earnings per share, and items impacting comparability for the second quarter 2026 have been calculated using adjusted diluted shares of 91,289,437.

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NATIONAL FUEL GAS COMPANY
RECONCILIATION OF CURRENT AND PRIOR YEAR GAAP EARNINGS
SIX MONTHS ENDED MARCH 31, 2026
(Unaudited)

	Integrated
	Upstream	Pipeline &		Corporate /
(Thousands of Dollars)	& Gathering	Storage	Utility	All Other	Consolidated(1)
Six months ended March 31, 2025 GAAP earnings	$104,538	$64,162	$96,043	$(3,399)	$261,344
Items impacting comparability:
Impairment of assets	141,802				141,802
Tax impact of impairment of assets	(37,169)				(37,169)
Premiums paid on early redemption of debt	2,385				2,385
Tax impact of premiums paid on early redemption of debt	(642)				(642)
Unrealized (gain) loss on derivative asset	684				684
Tax impact of unrealized (gain) loss on derivative asset	(184)				(184)
Unrealized (gain) loss on other investments				2,600	2,600
Tax impact of unrealized (gain) loss on other investments				(546)	(546)
Six months ended March 31, 2025 adjusted earnings	211,414	64,162	96,043	(1,345)	370,274
Drivers of adjusted earnings(2)
Integrated Upstream and Gathering Revenues
Higher (lower) natural gas production	17,244				17,244
Higher (lower) realized natural gas prices, after hedging	69,357				69,357
Higher (lower) gathering revenues	(1,020)				(1,020)
Higher (lower) other operating revenues	5,050				5,050
Pipeline and Storage Revenues
Higher (lower) operating revenues		1,721			1,721
Utility Margins(3)
Impact of usage and weather			1,646		1,646
Impact of new rates in New York			6,077		6,077
Regulatory revenue adjustments			4,552		4,552
Higher (lower) other operating revenues			1,285		1,285
Operating Expenses
Lower (higher) lease operating expenses	(8,723)				(8,723)
Lower (higher) operating expenses	(5,772)	(599)	(6,653)	(1,953)	(14,977)
Lower (higher) property, franchise and other taxes	(787)				(787)
Lower (higher) depreciation / depletion	(12,273)	(1,525)	(2,464)		(16,262)
Other Income (Expense)
Higher (lower) other income	(688)	(1,715)		1,163	(1,240)
(Higher) lower interest expense	6,798		(870)	(1,313)	4,615
Income Taxes
Lower (higher) income tax expense / effective tax rate	(4,382)	575	(579)	(29)	(4,415)

All other / rounding	(141)	206	402	50	517
Six months ended March 31, 2026 adjusted earnings	276,077	62,825	99,439	(3,427)	434,914
Items impacting comparability:
Costs related to the pending Ohio gas utility acquisition				(10,186)	(10,186)
Tax impact of costs related to the pending Ohio gas utility acquisition				2,361	2,361
Net interest benefit from equity issuance				3,931	3,931
Tax impact of net interest benefit from equity issuance				(911)	(911)
Unrealized gain (loss) on other investments				(1,008)	(1,008)
Tax impact of unrealized gain (loss) on other investments				212	212
Six months ended March 31, 2026 GAAP earnings	$276,077	$62,825	$99,439	$(9,028)	$429,313

(1) Amounts do not reflect intercompany eliminations.
(2) Drivers of adjusted earnings have been calculated using the 21% federal statutory rate.
(3) Downstream margin defined as operating revenues less purchased gas expense.

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NATIONAL FUEL GAS COMPANY
RECONCILIATION OF CURRENT AND PRIOR YEAR GAAP EARNINGS PER SHARE
SIX MONTHS ENDED MARCH 31, 2026
(Unaudited)

	Integrated
	Upstream	Pipeline &		Corporate /
	& Gathering	Storage	Utility	All Other	Consolidated(1)
Six months ended March 31, 2025 GAAP earnings per share	$1.15	$0.70	$1.05	$(0.04)	$2.86
Items impacting comparability:
Impairment of assets, net of tax	1.14				1.14
Premiums paid on early redemption of debt, net of tax	0.02				0.02
Unrealized (gain) loss on derivative asset, net of tax	0.01				0.01
Unrealized (gain) loss on other investments, net of tax				0.02	0.02
Rounding				0.01	0.01
Six months ended March 31, 2025 adjusted earnings per share	2.32	0.70	1.05	(0.01)	4.06
Drivers of adjusted earnings(2)(4)
Integrated Upstream and Gathering Revenues
Higher (lower) natural gas production	0.19				0.19
Higher (lower) realized natural gas prices, after hedging	0.76				0.76
Higher (lower) gathering revenues	(0.01)				(0.01)
Higher (lower) other operating revenues	0.06				0.06
Pipeline and Storage Revenues
Higher (lower) operating revenues		0.02			0.02
Utility Margins(3)
Impact of usage and weather			0.02		0.02
Impact of new rates in New York			0.07		0.07
Regulatory revenue adjustments			0.05		0.05
Higher (lower) other operating revenues			0.01		0.01
Operating Expenses
Lower (higher) lease operating expenses	(0.10)				(0.10)
Lower (higher) operating expenses	(0.06)	(0.01)	(0.07)	(0.02)	(0.16)
Lower (higher) property, franchise and other taxes	(0.01)				(0.01)
Lower (higher) depreciation / depletion	(0.13)	(0.02)	(0.03)		(0.18)
Other Income (Expense)
Higher (lower) other income	(0.01)	(0.02)		0.01	(0.02)
(Higher) lower interest expense	0.07		(0.01)	(0.01)	0.05
Income Taxes
Lower (higher) income tax expense / effective tax rate	(0.05)	0.01	(0.01)	—	(0.05)

All other / rounding	(0.01)	0.01	0.01	—	0.01
Six months ended March 31, 2026 adjusted earnings per share(4)	3.02	0.69	1.09	(0.03)	4.77
Items impacting comparability(4):
Costs related to the pending Ohio gas utility acquisition, net of tax				(0.09)	(0.09)
Impact of equity issuance related to pending acquisition, net of interest benefits	(0.08)	(0.02)	(0.03)	0.04	(0.09)
Unrealized gain (loss) on other investments, net of tax				(0.01)	(0.01)
Six months ended March 31, 2026 GAAP earnings per share	$2.94	$0.67	$1.06	$(0.09)	$4.58

(1) Amounts do not reflect intercompany eliminations.
(2) Drivers of adjusted earnings have been calculated using the 21% federal statutory rate.
(3) Downstream margin defined as operating revenues less purchased gas expense.
(4) As a result of the equity issuance, drivers of adjusted earnings, six months ended March 31, 2026 adjusted earnings per share, and items impacting comparability for the six months ended March 31, 2026 have been calculated using adjusted diluted shares of 91,265,508.

Page 11.

NATIONAL FUEL GAS COMPANY
AND SUBSIDIARIES

(Thousands of Dollars, except per share amounts)
	Three Months Ended		Six Months Ended
	March 31,		March 31,
	(Unaudited)		(Unaudited)
SUMMARY OF OPERATIONS	2026	2025	2026	2025
Operating Revenues:
Utility Revenues	$425,788	$343,574	$684,837	$571,998
Integrated Upstream and Gathering Revenues	358,823	315,191	682,045	567,499
Pipeline and Storage Revenues	73,762	71,185	142,999	139,935
	858,373	729,950	1,509,881	1,279,432
Operating Expenses:
Purchased Gas	207,851	135,338	293,457	200,675
Operation and Maintenance:
Utility	67,060	63,447	126,957	118,691
Integrated Upstream and Gathering and Other	61,064	47,269	117,370	90,174
Pipeline and Storage	30,660	30,153	57,446	56,730
Property, Franchise and Other Taxes	25,274	25,214	50,037	47,270
Depreciation, Depletion and Amortization	119,329	111,277	241,354	220,647
Impairment of Assets	—	—	—	141,802
	511,238	412,698	886,621	875,989

Operating Income	347,135	317,252	623,260	403,443

Other Income (Expense):
Other Income	17,002	15,232	25,235	22,952
Interest Expense on Long-Term Debt	(30,083)	(39,662)	(63,596)	(73,024)
Other Interest Expense	(3,651)	(5,095)	(13,514)	(9,476)

Income Before Income Taxes	330,403	287,727	571,385	343,895

Income Tax Expense	82,735	71,369	142,072	82,551

Net Income Available for Common Stock	$247,668	$216,358	$429,313	$261,344

Earnings Per Common Share
Basic	$2.61	$2.39	$4.61	$2.88
Diluted	$2.59	$2.37	$4.58	$2.86

Weighted Average Common Shares:
Used in Basic Calculation	95,026,278	90,500,162	93,077,818	90,640,333
Used in Diluted Calculation	95,691,950	91,176,327	93,805,419	91,312,334

Page 12.

NATIONAL FUEL GAS COMPANY
AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(Unaudited)

	March 31,	September 30,
(Thousands of Dollars)	2026	2025
ASSETS
Property, Plant and Equipment	$15,832,704	$15,406,329
Less - Accumulated Depreciation, Depletion and Amortization	7,902,521	7,693,687
Net Property, Plant and Equipment	7,930,183	7,712,642
Current Assets:
Cash and Temporary Cash Investments	26,596	43,166
Receivables - Net	292,548	180,801
Unbilled Revenue	52,963	16,219
Gas Stored Underground	4,768	33,468
Materials and Supplies - at average cost	53,773	50,545
Unrecovered Purchased Gas Costs	13,005	5,769
Other Current Assets	63,943	80,759
Total Current Assets	507,596	410,727
Other Assets:
Recoverable Future Taxes	96,226	89,247
Unamortized Debt Expense	5,307	6,236
Other Regulatory Assets	127,061	135,486
Deferred Charges	81,332	73,941
Other Investments	65,870	68,346
Goodwill	5,476	5,476
Prepaid Pension and Post-Retirement Benefit Costs	182,682	169,228
Fair Value of Derivative Financial Instruments	116,014	39,388
Other	9,857	8,387
Total Other Assets	689,825	595,735
Total Assets	$9,127,604	$8,719,104
CAPITALIZATION AND LIABILITIES
Capitalization:
Comprehensive Shareholders' Equity
Common Stock, $1 Par Value Authorized - 200,000,000 Shares; Issued and
Outstanding - 95,027,447 Shares and 90,379,095 Shares, Respectively	$95,027	$90,379
Paid in Capital	1,388,193	1,050,918
Earnings Reinvested in the Business	2,340,168	2,012,529
Accumulated Other Comprehensive Income (Loss)	1,111	(59,222)
Total Comprehensive Shareholders' Equity	3,824,499	3,094,604
Long-Term Debt, Net of Current Portion and Unamortized Discount and Debt Issuance Costs	2,084,882	2,382,861
Total Capitalization	5,909,381	5,477,465
Current and Accrued Liabilities:
Notes Payable to Banks and Commercial Paper	41,300	150,200
Current Portion of Long-Term Debt	300,000	300,000
Accounts Payable	143,180	184,046
Amounts Payable to Customers	288	968
Dividends Payable	50,840	48,353
Interest Payable on Long-Term Debt	13,738	14,393
Customer Advances	—	17,188
Customer Security Deposits	27,805	29,853
Other Accruals and Current Liabilities	242,760	174,689
Fair Value of Derivative Financial Instruments	236	6,074
Total Current and Accrued Liabilities	820,147	925,764
Other Liabilities:
Deferred Income Taxes	1,325,733	1,225,262
Taxes Refundable to Customers	303,199	306,335
Cost of Removal Regulatory Liability	314,865	307,659
Other Regulatory Liabilities	116,509	121,944
Pension and Other Post-Retirement Liabilities	3,741	5,252
Asset Retirement Obligations	228,105	236,787
Other Liabilities	105,924	112,636
Total Other Liabilities	2,398,076	2,315,875
Commitments and Contingencies	—	—
Total Capitalization and Liabilities	$9,127,604	$8,719,104

Page 13.

NATIONAL FUEL GAS COMPANY
AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)
	Six Months Ended
	March 31,
(Thousands of Dollars)	2026	2025

Operating Activities:
Net Income Available for Common Stock	$429,313	$261,344
Adjustments to Reconcile Net Income to Net Cash Provided by Operating Activities:
Impairment of Assets	—	141,802
Depreciation, Depletion and Amortization	241,354	220,647
Deferred Income Taxes	68,296	25,787
Premium Paid on Early Redemption of Debt	—	2,385
Stock-Based Compensation	9,941	10,487
Other	14,319	14,317
Change in:
Receivables and Unbilled Revenue	(146,459)	(197,553)
Gas Stored Underground and Materials and Supplies	25,472	27,861
Unrecovered Purchased Gas Costs	(7,236)	(3,562)
Other Current Assets	16,726	13,737
Accounts Payable	13,469	17,322
Amounts Payable to Customers	(680)	(8,327)
Customer Advances	(17,188)	(19,373)
Customer Security Deposits	(2,048)	(5,907)
Other Accruals and Current Liabilities	56,167	21,528
Other Assets	(18,864)	(20,282)
Other Liabilities	(25,303)	(28,343)
Net Cash Provided by Operating Activities	$657,279	$473,870

Investing Activities:
Capital Expenditures	$(498,267)	$(434,260)
Other	523	8,881
Net Cash Used in Investing Activities	$(497,744)	$(425,379)

Financing Activities:
Changes in Notes Payable to Banks and Commercial Paper	$(108,900)	$117,700
Shares Repurchased Under Repurchase Plan	—	(50,471)
Reduction of Long-Term Debt	(300,000)	(954,086)
Net Proceeds From Issuance of Long-Term Debt	—	989,019
Dividends Paid on Common Stock	(99,187)	(93,543)
Net Proceeds from Common Stock Sale	338,403	—
Net Repurchases of Common Stock Under Stock and Benefit Plans	(6,421)	(4,026)
Net Cash Provided by (Used in) Financing Activities	$(176,105)	$4,593

Net Increase (Decrease) in Cash, Cash Equivalents, and Restricted Cash	(16,570)	53,084
Cash, Cash Equivalents, and Restricted Cash at Beginning of Period	43,166	38,222
Cash, Cash Equivalents, and Restricted Cash at March 31	$26,596	$91,306

Page 14.

NATIONAL FUEL GAS COMPANY
AND SUBSIDIARIES

SEGMENT OPERATING RESULTS AND STATISTICS
(UNAUDITED)

INTEGRATED UPSTREAM AND GATHERING SEGMENT

	Three Months Ended			Six Months Ended
(Thousands of Dollars, except per share amounts)	March 31,			March 31,
	2026	2025	Variance	2026	2025	Variance
Total Operating Revenues	$358,823	$315,191	$43,632	$682,045	$567,499	$114,546
Operating Expenses:
Operation and Maintenance:
Upstream General and Administrative Expense	18,472	18,847	(375)	37,878	38,173	(295)
Lease Operating Expense	17,362	12,494	4,868	34,187	23,145	11,042
Gathering Operation and Maintenance Expense	13,805	9,160	4,645	24,193	15,894	8,299
All Other Operation and Maintenance Expense	3,102	3,310	(208)	6,481	7,178	(697)
Property, Franchise and Other Taxes	3,643	4,282	(639)	8,426	7,430	996
Depreciation, Depletion and Amortization	80,548	75,456	5,092	164,810	149,274	15,536
Impairment of Assets	—	—	—	—	141,802	(141,802)
	136,932	123,549	13,383	275,975	382,896	(106,921)

Operating Income	221,891	191,642	30,249	406,070	184,603	221,467

Other Income (Expense):
Non-Service Pension and Post-Retirement Benefit Credit (Cost)	(81)	37	(118)	(162)	73	(235)
Interest and Other Income	380	194	186	573	525	48
Interest Expense on Long-Term Debt	—	(3,283)	3,283	—	(3,283)	3,283
Interest Expense	(15,111)	(19,541)	4,430	(31,245)	(38,952)	7,707
Income Before Income Taxes	207,079	169,049	38,030	375,236	142,966	232,270
Income Tax Expense	55,049	44,879	10,170	99,159	38,428	60,731
Net Income	$152,030	$124,170	$27,860	$276,077	$104,538	$171,539
Net Income Per Share (Diluted)	$1.59	$1.36	$0.23	$2.94	$1.15	$1.79

Page 15.

NATIONAL FUEL GAS COMPANY
AND SUBSIDIARIES

SEGMENT OPERATING RESULTS AND STATISTICS
(UNAUDITED)

PIPELINE AND STORAGE SEGMENT

	Three Months Ended			Six Months Ended
(Thousands of Dollars, except per share amounts)	March 31,			March 31,
	2026	2025	Variance	2026	2025	Variance
Revenues from External Customers	$73,762	$71,185	$2,577	$142,999	$139,935	$3,064
Intersegment Revenues	37,701	38,388	(687)	75,365	76,251	(886)
Total Operating Revenues	111,463	109,573	1,890	218,364	216,186	2,178
Operating Expenses:
Purchased Gas	(7)	162	(169)	(7)	121	(128)
Operation and Maintenance	31,172	30,642	530	58,435	57,677	758
Property, Franchise and Other Taxes	8,335	8,600	(265)	16,981	17,266	(285)
Depreciation, Depletion and Amortization	19,961	18,547	1,414	39,063	37,132	1,931
	59,461	57,951	1,510	114,472	112,196	2,276

Operating Income	52,002	51,622	380	103,892	103,990	(98)

Other Income (Expense):
Non-Service Pension and Post-Retirement Benefit Credit	536	952	(416)	1,073	1,905	(832)
Interest and Other Income	1,405	1,794	(389)	2,365	3,833	(1,468)
Interest Expense	(11,779)	(11,700)	(79)	(23,580)	(23,428)	(152)
Income Before Income Taxes	42,164	42,668	(504)	83,750	86,300	(2,550)
Income Tax Expense	10,558	10,961	(403)	20,925	22,138	(1,213)
Net Income	$31,606	$31,707	$(101)	$62,825	$64,162	$(1,337)
Net Income Per Share (Diluted)	$0.33	$0.35	$(0.02)	$0.67	$0.70	$(0.03)

Page 16.

NATIONAL FUEL GAS COMPANY
AND SUBSIDIARIES

SEGMENT OPERATING RESULTS AND STATISTICS
(UNAUDITED)

UTILITY SEGMENT

	Three Months Ended			Six Months Ended
(Thousands of Dollars, except per share amounts)	March 31,			March 31,
	2026	2025	Variance	2026	2025	Variance
Revenues from External Customers	$425,788	$343,574	$82,214	$684,837	$571,998	$112,839
Intersegment Revenues	126	119	7	215	203	12
Total Operating Revenues	425,914	343,693	82,221	685,052	572,201	112,851
Operating Expenses:
Purchased Gas	244,860	171,777	73,083	367,145	273,249	93,896
Operation and Maintenance	68,129	64,444	3,685	129,126	120,704	8,422
Property, Franchise and Other Taxes	13,162	12,202	960	24,365	22,313	2,052
Depreciation, Depletion and Amortization	18,601	17,135	1,466	37,081	33,962	3,119
	344,752	265,558	79,194	557,717	450,228	107,489

Operating Income	81,162	78,135	3,027	127,335	121,973	5,362

Other Income (Expense):
Non-Service Pension and Post-Retirement Benefit Credit	12,059	12,299	(240)	17,813	18,170	(357)
Interest and Other Income	1,265	714	551	2,370	1,242	1,128
Interest Expense	(11,138)	(10,927)	(211)	(22,744)	(21,643)	(1,101)
Income Before Income Taxes	83,348	80,221	3,127	124,774	119,742	5,032
Income Tax Expense	17,999	16,677	1,322	25,335	23,699	1,636
Net Income	$65,349	$63,544	$1,805	$99,439	$96,043	$3,396
Net Income Per Share (Diluted)	$0.68	$0.70	$(0.02)	$1.06	$1.05	$0.01

Page 17.

NATIONAL FUEL GAS COMPANY
AND SUBSIDIARIES

SEGMENT OPERATING RESULTS AND STATISTICS
(UNAUDITED)

	Three Months Ended			Six Months Ended
(Thousands of Dollars, except per share amounts)	March 31,			March 31,
ALL OTHER	2026	2025	Variance	2026	2025	Variance
Total Operating Revenues	$—	$—	$—	$—	$—	$—
Operating Expenses:
Operation and Maintenance	—	—	—	—	—	—
	—	—	—	—	—	—

Operating Loss	—	—	—	—	—	—
Other Income (Expense):
Interest and Other Income (Deductions)	1,248	(222)	1,470	1,225	(358)	1,583
Interest Expense	(118)	(131)	13	(254)	(248)	(6)
Income (Loss) before Income Taxes	1,130	(353)	1,483	971	(606)	1,577
Income Tax Expense (Benefit)	262	(82)	344	225	(141)	366
Net Income (Loss)	$868	$(271)	$1,139	$746	$(465)	$1,211
Net Income (Loss) Per Share (Diluted)	$0.01	$—	$0.01	$0.01	$(0.01)	$0.02

	Three Months Ended			Six Months Ended
	March 31,			March 31,
CORPORATE	2026	2025	Variance	2026	2025	Variance
Revenues from External Customers	$—	$—	$—	$—	$—	$—
Intersegment Revenues	1,435	1,341	94	2,872	2,683	189
Total Operating Revenues	1,435	1,341	94	2,872	2,683	189
Operating Expenses:
Operation and Maintenance	9,002	5,219	3,783	16,244	9,266	6,978
Property, Franchise and Other Taxes	134	130	4	265	261	4
Depreciation, Depletion and Amortization	219	139	80	400	279	121
	9,355	5,488	3,867	16,909	9,806	7,103

Operating Loss	(7,920)	(4,147)	(3,773)	(14,037)	(7,123)	(6,914)
Other Income (Expense):
Non-Service Pension and Post-Retirement Benefit Costs	(217)	(212)	(5)	(435)	(423)	(12)
Interest and Other Income	37,810	41,785	(3,975)	77,164	82,846	(5,682)
Interest Expense on Long-Term Debt	(30,083)	(36,379)	6,296	(63,596)	(69,741)	6,145
Other Interest Expense	(2,908)	(4,905)	1,997	(12,442)	(10,066)	(2,376)
Loss before Income Taxes	(3,318)	(3,858)	540	(13,346)	(4,507)	(8,839)
Income Tax Benefit	(1,133)	(1,066)	(67)	(3,572)	(1,573)	(1,999)
Net Loss	$(2,185)	$(2,792)	$607	$(9,774)	$(2,934)	$(6,840)
Net Loss Per Share (Diluted)	$(0.02)	$(0.04)	$0.02	$(0.10)	$(0.03)	$(0.07)

	Three Months Ended			Six Months Ended
	March 31,			March 31,
INTERSEGMENT ELIMINATIONS	2026	2025	Variance	2026	2025	Variance
Intersegment Revenues	$(39,262)	$(39,848)	$586	$(78,452)	$(79,137)	$685
Operating Expenses:
Purchased Gas	(37,002)	(36,601)	(401)	(73,681)	(72,695)	(986)
Operation and Maintenance	(2,260)	(3,247)	987	(4,771)	(6,442)	1,671
	(39,262)	(39,848)	586	(78,452)	(79,137)	685
Operating Income	—	—	—	—	—	—
Other Income (Expense):
Interest and Other Deductions	(37,403)	(42,109)	4,706	(76,751)	(84,861)	8,110
Interest Expense	37,403	42,109	(4,706)	76,751	84,861	(8,110)
Net Income	$—	$—	$—	$—	$—	$—
Net Income Per Share (Diluted)	$—	$—	$—	$—	$—	$—

Page 18.

NATIONAL FUEL GAS COMPANY
AND SUBSIDIARIES

SEGMENT INFORMATION (Continued)
(Thousands of Dollars)

	Three Months Ended					Six Months Ended
	March 31,					March 31,
	(Unaudited)					(Unaudited)
					Increase					Increase
	2026		2025		(Decrease)	2026		2025		(Decrease)

Capital Expenditures:
Integrated Upstream and Gathering(1)	$165,727	(1)	$123,363	(3)	$42,364	$307,576	(1)(2)	$258,992	(3)(4)	$48,584
Pipeline and Storage	37,026	(1)	15,626	(3)	21,400	74,628	(1)(2)	35,417	(3)(4)	39,211
Utility	30,500	(1)	41,867	(3)	(11,367)	73,594	(1)(2)	78,298	(3)(4)	(4,704)
Total Reportable Segments	233,253		180,856		52,397	455,798		372,707		83,091
All Other	—		—		—	—		—		—
Corporate	249		174		75	425		378		47
Eliminations	(546)		—		(546)	(546)		—		(546)
Total Capital Expenditures	$232,956		$181,030		$51,926	$455,677		$373,085		$82,592

(1)Capital expenditures for the quarter and six months ended March 31, 2026, include accounts payable and accrued liabilities related to capital expenditures of $71.6 million, $5.1 million and $6.0 million in the Integrated Upstream and Gathering segment, Pipeline and Storage segment and Utility segment, respectively. These amounts have been excluded from the Consolidated Statement of Cash Flows at March 31, 2026, since they represent non-cash investing activities at that date.

(2)Capital expenditures for the six months ended March 31, 2026, exclude capital expenditures of $87.9 million, $19.4 million and $18.0 million in the Integrated Upstream and Gathering segment, Pipeline and Storage segment and Utility segment, respectively. These amounts were in accounts payable and accrued liabilities at September 30, 2025 and paid during the six months ended March 31, 2026. These amounts were excluded from the Consolidated Statement of Cash Flows at September 30, 2025, since they represented non-cash investing activities at that date. These amounts have been included in the Consolidated Statement of Cash Flows at March 31, 2026.

(3)Capital expenditures for the quarter and six months ended March 31, 2025, include accounts payable and accrued liabilities related to capital expenditures of $51.6 million, $2.4 million and $4.8 million in the Integrated Upstream and Gathering segment, Pipeline and Storage segment and Utility segment, respectively. These amounts were excluded from the Consolidated Statement of Cash Flows at March 31, 2025, since they represented non-cash investing activities at that date.

(4)Capital expenditures for the six months ended March 31, 2025, exclude capital expenditures of $85.0 million, $14.4 million and $20.6 million in the Integrated Upstream and Gathering segment, Pipeline and Storage segment and Utility segment, respectively. These amounts were in accounts payable and accrued liabilities at September 30, 2024 and paid during the six months ended March 31, 2025. These amounts were excluded from the Consolidated Statement of Cash Flows at September 30, 2024, since they represented non-cash investing activities at that date. These amounts have been included in the Consolidated Statement of Cash Flows at March 31, 2025.

DEGREE DAYS
				Percent Colder
				(Warmer) Than:
Three Months Ended March 31,	Normal	2026	2025	Normal (1)	Last Year (1)
Buffalo, NY	3,226	3,282	3,116	1.7	5.3
Erie, PA	3,023	3,079	3,017	1.9	2.1

Six Months Ended March 31,
Buffalo, NY	5,352	5,563	5,000	3.9	11.3
Erie, PA	4,917	5,200	4,714	5.8	10.3

(1)Percents compare actual 2026 degree days to normal degree days and actual 2026 degree days to actual 2025 degree days.

Page 19.

NATIONAL FUEL GAS COMPANY
AND SUBSIDIARIES

INTEGRATED UPSTREAM AND GATHERING INFORMATION

	Three Months Ended			Six Months Ended
	March 31,			March 31,
			Increase			Increase
	2026	2025	(Decrease)	2026	2025	(Decrease)

Gas Production/Prices:
Production (MMcf)
Appalachia	102,004	105,514	(3,510)	211,185	203,232	7,953

Average Prices (Per Mcf)
Weighted Average	$3.92	$3.02	$0.90	$3.33	$2.64	$0.69
Weighted Average after Hedging	3.45	2.94	0.51	3.16	2.74	0.42

Selected Operating Performance Statistics:
Upstream General and Administrative Expense per Mcf (1)	$0.18	$0.18	$—	$0.18	$0.19	$(0.01)
Lease Operating Expense per Mcf (1)	$0.17	$0.12	$0.05	$0.16	$0.11	$0.05
Adjusted Gathering Operation and Maintenance Expense per Mcf (1)(2)	$0.14	$0.12	$0.02	$0.11	$0.11	$—
Depreciation, Depletion and Amortization per Mcf (1)	$0.79	$0.72	$0.07	$0.78	$0.73	$0.05

(1)Refer to page 14 for the Upstream General and Administrative Expense, Lease Operating Expense, Gathering Operation and Maintenance Expense, and Depreciation, Depletion, and Amortization Expense for the Integrated Upstream and Gathering segment.
(2)Adjusted Gathering O&M Expense of $0.12 per Mcf and $0.11 per Mcf for the three and six months ended March 31, 2025, respectively, each exclude a $0.03 per Mcf reduction to Gathering O&M Expense attributed to a change in segment reporting, which is fully offset in operating revenue.

Page 20.

NATIONAL FUEL GAS COMPANY
AND SUBSIDIARIES

Pipeline and Storage Throughput - (millions of cubic feet - MMcf)

	Three Months Ended			Six Months Ended
	March 31,			March 31,
			Increase			Increase
	2026	2025	(Decrease)	2026	2025	(Decrease)
Firm Transportation - Affiliated	45,486	49,240	(3,754)	80,018	81,110	(1,092)
Firm Transportation - Non-Affiliated	201,460	185,490	15,970	381,001	356,502	24,499
Interruptible Transportation	583	454	129	608	515	93
	247,529	235,184	12,345	461,627	438,127	23,500

Utility Throughput - (MMcf)
	Three Months Ended			Six Months Ended
	March 31,			March 31,
			Increase			Increase
	2026	2025	(Decrease)	2026	2025	(Decrease)
Retail Sales:
Residential Sales	32,934	32,111	823	54,775	50,587	4,188
Commercial Sales	5,581	5,420	161	9,130	8,339	791
Industrial Sales	305	302	3	495	501	(6)
	38,820	37,833	987	64,400	59,427	4,973
Transportation	25,502	25,086	416	45,171	42,028	3,143
	64,322	62,919	1,403	109,571	101,455	8,116

Page 21.

NATIONAL FUEL GAS COMPANY
AND SUBSIDIARIES
NON-GAAP FINANCIAL MEASURES

In addition to financial measures calculated in accordance with generally accepted accounting principles (GAAP), this press release contains information regarding adjusted earnings, adjusted EBITDA, and free cash flow, which are non-GAAP financial measures. The Company believes that these non-GAAP financial measures are useful to investors because they provide an alternative method for assessing the Company's ongoing operating results or liquidity and for comparing the Company’s financial performance to other companies. The Company's management uses these non-GAAP financial measures for the same purpose, and for planning and forecasting purposes. The presentation of non-GAAP financial measures is not meant to be a substitute for financial measures in accordance with GAAP.

Management defines adjusted earnings as reported GAAP earnings before items impacting comparability. The following table reconciles National Fuel's reported GAAP earnings to adjusted earnings for the three and six months ended March 31, 2026 and 2025:

	Three Months Ended		Six Months Ended
	March 31,		March 31,
(in thousands except per share amounts)	2026	2025	2026	2025
Reported GAAP Earnings	$247,668	$216,358	$429,313	$261,344
Items impacting comparability:
Impairment of assets	—	—	—	141,802
Tax impact of impairment of assets	—	—	—	(37,169)
Premiums paid on early redemption of debt	—	2,385	—	2,385
Tax impact of premiums paid on early redemption of debt	—	(642)	—	(642)
Unrealized (gain) loss on derivative asset	—	335	—	684
Tax impact of unrealized (gain) loss on derivative asset	—	(90)	—	(184)
Costs related to the pending Ohio gas utility acquisition	2,499	—	10,186	—
Tax impact of costs related to the pending Ohio gas utility acquisition	(579)	—	(2,361)	—
Net interest benefit from equity issuance	(3,422)	—	(3,931)	—
Tax impact of net interest benefit from equity issuance	793	—	911	—
Unrealized (gain) loss on other investments	347	(17)	1,008	2,600
Tax impact of unrealized (gain) loss on other investments	(73)	4	(212)	(546)
Adjusted Earnings	$247,233	$218,333	$434,914	$370,274

Reported GAAP Earnings Per Share	$2.59	$2.37	$4.58	$2.86
Items impacting comparability:
Impairment of assets, net of tax	—	—	—	1.14
Premiums paid on early redemption of debt, net of tax	—	0.02	—	0.02
Unrealized (gain) loss on derivative asset, net of tax	—	—	—	0.01
Costs related to the pending Ohio gas utility acquisition, net of tax	0.02	—	0.09	—
Impact of equity issuance related to pending acquisition, net of interest benefits	0.10	—	0.09	—
Unrealized (gain) loss on other investments, net of tax	—	—	0.01	0.02
Rounding	—	—	—	0.01
Adjusted Earnings Per Share	$2.71	$2.39	$4.77	$4.06

Management defines adjusted EBITDA as reported GAAP earnings before the following items: interest expense, income taxes, depreciation, depletion and amortization, other income and deductions, impairments, and other items reflected in operating income that impact comparability. The following tables reconcile National Fuel's reported GAAP earnings to adjusted EBITDA for the three and six months ended March 31, 2026 and 2025:

	Three Months Ended		Six Months Ended
	March 31,		March 31,
(in thousands)	2026	2025	2026	2025
Reported GAAP Earnings	$247,668	$216,358	$429,313	$261,344
Depreciation, Depletion and Amortization	119,329	111,277	241,354	220,647
Other (Income) Deductions	(17,002)	(15,232)	(25,235)	(22,952)
Interest Expense	33,734	44,757	77,110	82,500
Income Taxes	82,735	71,369	142,072	82,551
Impairment of Assets	—	—	—	141,802
Costs related to the pending Ohio gas utility acquisition (1)	2,499	—	4,506	—
Adjusted EBITDA	$468,963	$428,529	$869,120	$765,892

Adjusted EBITDA by Segment
Integrated Upstream and Gathering Adjusted EBITDA	$302,439	$267,098	$570,880	$475,679
Pipeline and Storage Adjusted EBITDA	71,963	70,169	142,955	141,122
Utility Adjusted EBITDA	99,763	95,270	164,416	155,935
Corporate and All Other Adjusted EBITDA	(5,202)	(4,008)	(9,131)	(6,844)
Total Adjusted EBITDA	$468,963	$428,529	$869,120	$765,892
(1)For the six months ended March 31, 2026, costs represent a portion of acquisition costs recognized in O&M expense for the pending Ohio gas utility acquisition. The remaining $5.7 million of acquisition costs for the six months ended March 31, 2026 are recognized in interest expense.

Page 22.

NATIONAL FUEL GAS COMPANY
AND SUBSIDIARIES
NON-GAAP FINANCIAL MEASURES
SEGMENT ADJUSTED EBITDA

	Three Months Ended		Six Months Ended
	March 31,		March 31,
(in thousands)	2026	2025	2026	2025
Integrated Upstream and Gathering Segment
Reported GAAP Earnings	$152,030	$124,170	$276,077	$104,538
Depreciation, Depletion and Amortization	80,548	75,456	164,810	149,274
Other (Income) Deductions	(299)	(231)	(411)	(598)
Interest Expense	15,111	22,824	31,245	42,235
Income Taxes	55,049	44,879	99,159	38,428
Impairment of Assets	—	—	—	141,802
Adjusted EBITDA	$302,439	$267,098	$570,880	$475,679

Pipeline and Storage Segment
Reported GAAP Earnings	$31,606	$31,707	$62,825	$64,162
Depreciation, Depletion and Amortization	19,961	18,547	39,063	37,132
Other (Income) Deductions	(1,941)	(2,746)	(3,438)	(5,738)
Interest Expense	11,779	11,700	23,580	23,428
Income Taxes	10,558	10,961	20,925	22,138
Adjusted EBITDA	$71,963	$70,169	$142,955	$141,122

Utility Segment
Reported GAAP Earnings	$65,349	$63,544	$99,439	$96,043
Depreciation, Depletion and Amortization	18,601	17,135	37,081	33,962
Other (Income) Deductions	(13,324)	(13,013)	(20,183)	(19,412)
Interest Expense	11,138	10,927	22,744	21,643
Income Taxes	17,999	16,677	25,335	23,699
Adjusted EBITDA	$99,763	$95,270	$164,416	$155,935

Corporate and All Other
Reported GAAP Earnings	$(1,317)	$(3,063)	$(9,028)	$(3,399)
Depreciation, Depletion and Amortization	219	139	400	279
Other (Income) Deductions	(1,438)	758	(1,203)	2,796
Interest Expense	(4,294)	(694)	(459)	(4,806)
Income Taxes	(871)	(1,148)	(3,347)	(1,714)
Costs related to the pending Ohio gas utility acquisition	2,499	—	4,506	—
Adjusted EBITDA	$(5,202)	$(4,008)	$(9,131)	$(6,844)

Management defines free cash flow as net cash provided by operating activities, less net cash used in investing activities, adjusted for acquisitions and divestitures. For the six months ended March 31, 2026, net cash provided by operating activities was $661 million; net cash used in investing activities was $501 million; there were no adjustments for acquisitions or divestitures; and free cash flow was $160 million. For the six months ended March 31, 2025, net cash provided by operating activities was $474 million; net cash used in investing activities was $425 million; there were no adjustments for acquisitions or divestitures; and free cash flow was $49 million. The Company is unable to provide a reconciliation of any projected free cash flow measure to its comparable GAAP financial measure without unreasonable efforts. This is due to an inability to calculate the comparable GAAP projected metrics, including operating income and total production costs, given the unknown effect, timing, and potential significance of certain income statement items.